UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2012

PHILLIPS EDISON – ARC

SHOPPING CENTER REIT INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	006-54691	27-1106076
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

(Zip Code)

(513) 554-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”) hereby amends the following Current Report on Form 8-K filed on August 31, 2012 to provide the required financial information relating to the Company’s acquisition of Richmond Plaza, located in Augusta, Georgia.

After reasonable inquiry, the Company is not aware of any material factors relating to Richmond Plaza that would cause the reported revenues and certain operating expenses relating to it not to be necessarily indicative of future operating results.

Item 9.01                               Financial Statements and Exhibits.

		Page

(a)	Financial Statements of Businesses Acquired.

	Independent Auditors’ Report	3

	Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2012 (unaudited) and for the year ended December 31, 2011	4

	Notes to the Statements of Revenues and Certain Operating Expenses for the six months ended June 30, 2012 (unaudited) and for the year ended December 31, 2011	5

(b)	Pro Forma Financial Information.

	Unaudited Pro Forma Condensed Consolidated Financial Information	7

	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012	8

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2012	9

	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011	10

	Notes to Unaudited Pro Forma Condensed Consolidated Financial Information	11

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Phillips Edison – ARC Shopping Center REIT Inc.

Cincinnati, Ohio

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”), of Richmond Plaza, a shopping center located in Augusta, Georgia (the “Property”), for the year ended December 31, 2011. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc.) as discussed in Note 1 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, the Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 1 to the Historical Summary of the Property for the year ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

November 7, 2012

Richmond Plaza
Statements of Revenues and Certain Operating Expenses
For the Six Months Ended June 30, 2012 (unaudited)
and for the Year Ended December 31, 2011
(in thousands)
	Six Months
	Ended	Year Ended
	June 30,	December 31,
	2012	2011
	(Unaudited)
Revenues
Rentals	$723	$1,629
Recoveries	165	311
Other property income	5	-
Total revenues	893	1,940

Certain Operating Expenses
Property operating	157	313
Real estate taxes	75	145
General and administrative expenses	6	12
Total certain operating expenses	238	470

Revenues in excess of certain operating expenses	$655	$1,470

See accompanying Notes to the Statements of Revenues and Certain Operating Expenses.

Richmond Plaza

Notes to the Statements of Revenues and Certain Operating Expenses

For Six Months Ended June 30, 2012 (unaudited) and Year Ended December 31, 2011

1.  ORGANIZATION AND BASIS OF PRESENTATION

On August 30, 2012, Phillips Edison – ARC Shopping Center REIT Inc. (the “Company”), through a joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company’s wholly-owned subsidiary, purchased Richmond Plaza, a shopping center containing 178,167 rentable square feet (unaudited) located in Augusta, Georgia, for approximately $19.5 million, exclusive of closing costs.  The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering, proceeds provided by the CBRE Global Investors, and existing mortgage loan draws.

The statements of revenues and certain operating expenses (the “Historical Summaries”) of Richmond Plaza have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the United States Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included in certain filings with the SEC.  The Historical Summaries are not intended to be a complete presentation of the revenues and operating expenses of Richmond Plaza.  The statements of revenues and certain operating expenses exclude items that may not be comparable to the future operations of Richmond Plaza, such as depreciation, amortization, and interest on debt not assumed.

The statement of revenues and certain operating expenses and notes thereto for the six months ended June 30, 2012, included in this report, are unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operating expenses have been included.  Such adjustments consist of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Reporting and Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain operating expenses during the reporting period.  Actual results may differ from those estimates.

Revenue Recognition — Richmond Plaza leases space to retail tenants under leases with varying terms, which are accounted for as operating leases. The property recognizes minimum rents on the straight-line method over the terms of the leases regardless of when payments are due. The leases also typically provide for tenant recoveries of common area maintenance (CAM) costs, real estate taxes, and other operating expenses. These recoveries are recognized as revenue in the period the applicable costs are incurred. Most tenants pay estimated monthly CAM amounts and are billed the shortfalls or credited the overpayments annually, with the exclusion of tenants with gross leases.

Straight-line rental revenue was lower than the current amount required to be paid by tenants by $1,000 for the six months ended June 30, 2012 and lower than the current amount required to be paid by tenants by $14,000 for the year ended December 31, 2011.

Repairs and Maintenance — Expenditures for normal, recurring, or periodic maintenance are charged to expense when incurred and are included in property operating expenses. Renovations which improve or extend the life of the asset are capitalized.

Subsequent Events —  The Company has evaluated subsequent events through November 7, 2012, the date the Historical Summaries were available to be issued, to determine if either recognition or disclosure of significant events or transactions is required.  The Company has determined that no such recognition or disclosure is required.

3.  LEASES

Minimum future rentals of Richmond Plaza to be received under noncancelable operating leases in effect as of December 31, 2011, assuming no new or renegotiated leases or option extensions on lease agreements are as follows:

Years Ending
December 31

2012	$1,420,000
2013	1,373,000
2014	1,337,000
2015	939,000
2016	886,000
Thereafter	2,837,000

Total	$8,792,000

The minimum future rental income represents the base rent required to be paid by the tenants under the terms of their leases, exclusive of operating expense recoveries.

4.  CONCENTRATIONS

The percentages of rental income from tenants who individually represent more than 10% of the rental income of Richmond Plaza for the year ended December 31, 2011 are as follows:

Tenant	Percent of Rental Revenue

JoAnn Fabrics	18%
Kroger	17%

* * * * * *

Phillips Edison – ARC Shopping Center REIT Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 30, 2012, the Company, through a consolidated joint venture formed between a group of institutional international investors advised by CBRE Investors Global Multi Manager (the “CBRE Global Investors”) and the Company's wholly-owned subsidiary (the “Joint Venture”), purchased a shopping center containing 178,167 rentable square feet located on approximately 19.8 acres of land in Augusta, Georgia (“Richmond Plaza”) for approximately $19.5 million, exclusive of closing costs. The Company holds an approximate 54% interest in the Joint Venture, and the CBRE Global Investors hold the remaining approximate 46% interest. The acquisition and related expenses were funded with proceeds from the Company’s ongoing public offering, proceeds provided by the CBRE Global Investors, and existing mortgage loan draws.  Richmond Plaza was purchased from Richmond Plaza Investors, L.P., a Georgia limited partnership that is not affiliated with the Company, its advisor or its sub-advisor.

In the Company’s opinion, all material adjustments necessary to reflect the effects of the above transactions have been made.  Although we do not anticipate any changes in the Richmond Plaza fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances that were previously unknown but existed as of the business combination date are brought to the Company’s attention.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2012 is presented as if the Company acquired Richmond Plaza on June 30, 2012.  The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2012 and for the year ended December 31, 2011 are presented as if the Company had acquired Richmond Plaza on January 1, 2011.  This unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and notes thereto as filed in the Company’s quarterly report on Form 10-Q for the six months ended June 30, 2012 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
(in thousands)

	June 30,
	2012	Pro Forma		Pro Forma
	as Reported	Adjustments		June 30,
	(a)			2012

ASSETS
Investments in real estate, net	$125,931	$18,402	(b)	$144,333
Cash and cash equivalents	11,753	4,362	(c)	16,115
Restricted cash	28	-		28
Accounts receivable, net	1,143	-		1,143
Prepaid expenses and other, net	13,143	1,426	(b)	14,569
Total assets	$151,998	$24,190		$176,188

LIABILITIES AND EQUITY
Liabilities:
Mortgage loans payable	$69,708	$7,900	(c)	$77,608
Acquired below market lease intangibles, net	2,240	315	(b)	2,555
Accounts payable	22	-		22
Accrued expenses and other liabilities	9,270	-		9,270
Total liabilities	81,240	8,215		89,455

Commitments and contingencies	-	-		-

Equity:
Preferred stock	-	-		-
Common stock	56	12	(c)	68
Additional paid-in capital	44,057	12,000	(c)	56,057
Accumulated deficit	(6,462)	(145)	(b)	(6,607)
Total stockholders' equity	37,651	11,867		49,518
Noncontrolling interests	33,107	4,108	(c)	37,215
Total equity	70,758	15,975		86,733
Total liabilities and equity	$151,998	$24,190		$176,188

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Six Months Ended June 30, 2012
(in thousands, except per share amounts)

	Six Months	Statement of
	Ended	Revenues and		Pro Forma
	June 30,	Certain	Other Pro	Six Months
	2012	Operating	Forma	Ended
	as Reported	Expenses	Adjustments	June 30,
	(a)	(b)	(c)	2012

Revenues:
Rental income	$4,211	$723	$1,048	$5,982
Tenant recovery income	1,073	165	165	1,403
Other property income	36	5	3	44
Total revenues	5,320	893	1,216	7,429

Expenses:
Property operating	916	157	219	1,292
Real estate taxes	621	75	65	761
General and administrative	669	6	215	890
Acquisition-related expenses	1,319	-	-	1,319
Depreciation and amortization	2,572	-	1,067	3,639
Total expenses	6,097	238	1,566	7,901

Operating (loss) income	(777)	655	(350)	(472)

Interest expense	(869)	-	(278)	(1,147)

Net (loss) income	(1,646)	655	(628)	(1,619)
Net loss (income) attributable to noncontrolling interests	583	-	(12)	571
Net (loss) income attributable to Company shareholders	$(1,063)	$655	$(640)	$(1,048)

Per share information – basic and diluted:
Basic and diluted loss per share	$(0.27)			$(0.15)
Weighted-average basic and diluted common shares
outstanding	3,927,656			6,762,319	(j)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Phillips Edison – ARC Shopping Center REIT Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Year Ended December 31, 2011
(in thousands, except per share amounts)

		Statement of
	Year Ended	Revenues and
	December 31,	Certain	Other Pro	Pro Forma
	2011	Operating	Forma	Year Ended
	as Reported	Expenses	Adjustments	December 31,
	(a)	(b)	(c)	2011

Revenues:
Rental income	$2,762	$1,629	$7,644	$12,035
Tenant recovery income	750	311	1,815	2,876
Other property income	17	-	(1)	16
Total revenues	3,529	1,940	9,458	14,927

Expenses:
Property operating	631	313	1,766	2,710
Real estate taxes	507	145	849	1,501
General and administrative	845	12	1,138	1,995
Acquisition-related expenses	1,751	-	561	2,312
Depreciation and amortization	1,500	-	5,384	6,884
Total expenses	5,234	470	9,698	15,402

Operating (loss) income	(1,705)	1,470	(240)	(475)

Interest expense	(811)	-	(2,137)	(2,948)

Net (loss) income	(2,516)	1,470	(2,377)	(3,423)
Net loss attributable to noncontrolling interests	152	-	273	425
Net (loss) income attributable to Company shareholders	$(2,364)	$1,470	$(2,104)	$(2,998)

Per share information – basic and diluted:
Basic and diluted loss per share	$(1.57)			$(0.44)
Weighted-average basic and diluted common shares
outstanding	1,503,477			6,762,319	(k)

See accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2012

a.             Reflects the Company’s historical balance sheet as of June 30, 2012.

b.             Reflects the acquisition of Richmond Plaza for $19,500,000.  Acquisition-related costs of $177,000 were expensed as incurred.  $32,000 of the acquisition expenses was allocated to the CBRE Global Investors, and the remaining $145,000 was allocated to accumulated deficit.  The Company used proceeds from its ongoing public offering, proceeds provided by the CBRE Global Investors, and existing mortgage loan draws to fund the acquisition.  The Company has allocated its purchase price to the assets and liabilities below (amounts in thousands):

Richmond
Description	Plaza

Land	$4,648
Buildings	10,223
Land improvements	2,510
Tenant improvements	1,021
Total investment in real estate	18,402
Above-market lease values	515
In-place lease values	898
Below-market lease values	(315)
Total purchase price	$19,500

The Company capitalized $10 for prepaid insurance and $3 for deferred leasing commissions paid to the seller for Richmond Plaza.  These costs, in addition to those allocated from the purchase price, are included in prepaid expenses and other assets on the unaudited pro forma condensed consolidated balance sheet as shown below (amounts in thousands):

Richmond
Description	Plaza

Above-market lease values	$515
In-place lease values	898
Prepaid insurance	10
Deferred leasing commissions	3
Total prepaid expenses and other assets	$1,426

The Company has allocated the purchase price to the above tangible and identified intangible assets acquired and intangible liabilities assumed based on their fair values in accordance with generally accepted accounting principles as follows:

Estimates of future cash flows and other valuation techniques that the Company believes are similar to those used by independent appraisers were used to record the purchase of identifiable assets acquired such as land, buildings and improvements, and identifiable intangible assets and liabilities such as amounts related to in-place leases and acquired above- and below-market leases.

The estimated fair value of acquired in-place leases reflect the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the dates of acquisition. Such estimates include the fair value of the loss of rental income, leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels.

Acquired above- and below-market lease values were recorded based on the present value of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of the current market lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values will be amortized as adjustments to rental revenue over the remaining terms of the respective leases. Should a tenant terminate its lease prior to its contractual term, the unamortized portion of the in-place lease value will be charged to amortization expense and the unamortized portion of above- and-below market lease value will be charged to rental revenue.

Although we do not anticipate any further changes in the Richmond Plaza fair value measurements, the measurements may be subject to change within 12 months of the business combination date if new facts or circumstances are brought to the Company’s attention that were previously unknown but existed as of the business combination date.

The following table summarizes the cash paid to acquire Richmond Plaza (amounts in thousands):

Richmond
Description	Plaza

Purchase price	$19,500
Acquisition costs	177
Prepaid insurance	10
Deferred leasing costs	3
Total cash paid to acquire property	$19,690

c.             Reflects additional offering proceeds of $12,012,000 from the sale of 12,058 shares in the Company’s ongoing public offering as received on June 30, 2012 based on offering proceeds actually received as of August 14, 2012, in addition to proceeds of $4,140,000 from the CBRE Global Investors and $7,900,000 from existing mortgage loan draws.  Noncontrolling interests is presented net of the $32,000 in acquisition-related costs allocated to the CBRE Global Investors, a net of $4,108,000.  $19,690,000 was paid in cash at closing for the acquisition of Richmond Plaza, as shown in the table below (amounts in thousands):

Description

Additional offering proceeds	$12,012
Proceeds from the CBRE Global Investors	4,140
Draw on existing mortgage loan	7,900
Cash paid to acquire Richmond Plaza	(19,690)
$4,362

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months

Ended June 30, 2012

a.             Reflects the Company’s historical operations for the six months ended June 30, 2012.

b.             Reflects the historical revenues and certain operating expenses of Richmond Plaza for the six months ended June 30, 2012.

c.             Reflects pro forma adjustments related to the operations of four significant acquisitions made since January 1, 2012, as if they were acquired on January 1, 2011, in addition to other pro forma adjustments related to the acquisition of Richmond Plaza (amounts in thousands).

	Previous	Previous
	Acquisitions	Acquisitions		Richmond
	Actual	Pro Forma		Plaza		Total Pro
	Results of	Results of	Pro Forma	Pro Forma		Forma
Description	Operations	Operations	Adjustments	Adjustments		Adjustments
	(k)	(l)	(m)
Revenue:
Rental income	$4,211	$5,250	$1,039	$9	(d)	$1,048
Tenant recovery income	1,073	1,238	165	-		165
Other property income	36	39	3	-		3
Total revenues	5,320	6,527	1,207	9		1,216

Expenses:
Property operating	916	1,122	206	13	(e)	219
Real estate taxes	621	686	65	-		65
General and administrative	669	786	117	98	(f)	215
Acquisition-related expenses	1,319	1,319	-	-		-
Depreciation and amortization	2,572	3,198	626	441	(g)	1,067
Total expenses	6,097	7,111	1,014	552		1,566

Operating (loss) income	(777)	(584)	193	(543)		(350)

Interest expense	(869)	(1,038)	(169)	(109)	(h)	(278)

Net (loss) income	(1,646)	(1,622)	24	(652)		(628)
Net loss (income) attributable to
noncontrolling interests	583	572	(11)	(1)	(i)	(12)
Net (loss) income attributable to Company
stockholders	$(1,063)	$(1,050)	$13	$(653)		$(640)

d.             Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2011.

e.             Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties.  Property management fees associated with the current management for Richmond Plaza were $40,000, and property management fees included in the historical financial information were $28,000.

f.             Reflects the asset management fees owed to the Company’s related-party advisor associated with Richmond Plaza, for an annual asset management fee of 1% of the costs of the real estate investments.

g.             Reflects the depreciation and amortization of Richmond Plaza using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

h.             Reflects the approximate amount of interest based on the terms of the Company’s Burwood Credit Facility at LIBOR plus 2.55% (using an average LIBOR rate during the six months ended June 30, 2012 of 0.25%) on the $7.9 million loan draw that would have been incurred for the acquisition of Richmond Plaza on January 1, 2011.  Each one-eighth of a percent change in LIBOR would increase or decrease, respectively, interest expense by $5,000.

i.                     Reflects the CBRE Global Investors’ 46% share of the net income of Richmond Plaza.  The allocation to noncontrolling interests is calculated as 46% of the properties’ results of operations as presented within the statement of revenues and certain operating expenses and their related pro forma adjustments, excluding any acquisition fees.

j.              Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2011, based on offering proceeds received as of August 14, 2012.

k.             Previously presented on the Company’s Form 10-Q for the quarter ended June 30, 2012.

l.              Reflects the pro forma results of operations as if all significant previously owned properties purchased after January 1, 2012 were actually purchased on January 1, 2011.

m.           Reflects the adjustments resulting from the differences between previous acquisitions actual results of operations and previous acquisitions pro forma results of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year

Ended December 31, 2011

a.             Reflects the Company’s historical operations for the year ended December 31, 2011.

b.             Reflects the historical revenues and certain operating expenses of Richmond Plaza for the year ended December 31, 2011.

c.             Reflects pro forma adjustments related to the operations of nine significant acquisitions made since January 1, 2011, as if they were acquired on January 1, 2011, in addition to other pro forma adjustments related to the acquisition of Richmond Plaza (amounts in thousands).

	Previous	Previous
	Acquisitions	Acquisitions		Richmond
	Actual	Pro Forma		Plaza		Total Pro
	Results of	Results of	Pro Forma	Pro Forma		Forma
Description	Operations	Operations	Adjustments	Adjustments		Adjustments
	(l)	(m)	(n)
Revenue:
Rental income	$2,762	$10,392	$7,630	$14	(d)	$7,644
Tenant recovery income	750	2,565	1,815	-		1,815
Other property income	17	16	(1)	-		(1)
Total revenues	3,529	12,973	9,444	14		9,458

Expenses:
Property operating	631	2,370	1,739	27	(e)	1,766
Real estate taxes	507	1,356	849	-		849
General and administrative	845	1,787	942	196	(f)	1,138
Acquisition-related expenses	1,751	2,135	384	177	(g)	561
Depreciation and amortization	1,500	6,001	4,501	883	(h)	5,384
Total expenses	5,234	13,649	8,415	1,283		9,698

Operating (loss) income	(1,705)	(676)	1,029	(1,269)		(240)

Interest expense	(811)	(2,729)	(1,918)	(219)	(i)	(2,137)

Net loss	(2,516)	(3,405)	(889)	(1,488)		(2,377)
Net loss (income) attributable to
noncontrolling interests	152	465	313	(40)	(j)	273
Net loss attributable to Company
shareholders	$(2,364)	$(2,940)	$(576)	$(1,528)		$(2,104)

d.             Reflects the sum of the pro forma straight-line amortization of above- and below-market leases over the average remaining terms of the leases and the adjustment to reflect straight-line rental revenues as if the Company had acquired the property as of January 1, 2011.

e.             Reflects property management fees associated with the current management, a related-party, at a rate of 4.5% of cash receipts from the properties.  Property management fees associated with the current management for Richmond Plaza were $87,000, and property management fees included in the historical financial information were $60,000.

f.             Reflects the asset management fees owed to the Company’s related-party advisor associated with Richmond Plaza, for an annual asset management fee of 1% of the costs of the real estate investments.

g.             Reflects the sum of the acquisition expenses incurred to acquire Richmond Plaza.

h.             Reflects the depreciation and amortization of Richmond Plaza using the straight-line method over the estimated useful life of 30 years for buildings, 15 years for land improvements, and average remaining terms of the leases for tenant improvements and in-place leases.

i.              Reflects the approximate amount of interest based on the terms of the Company’s Burwood Facility at LIBOR plus 2.50% (using an average LIBOR rate during the year ended December 31, 2011 of 0.23%) on the $7.9 million loan draw that would have been incurred for the acquisition of Richmond Plaza on January 1, 2011.  Each one-eighth of a percent change in LIBOR would increase or decrease, respectively, interest expense by $10,000.

j.                     Reflects the CBRE Global Investors’ 46% share of the net income of Richmond Plaza.  The allocation to noncontrolling interests is calculated as 46% of the properties’ results of operations as presented within the combined statement of revenues and certain operating expenses and their related pro forma adjustments, excluding any acquisition fees.

k.             Reflects the weighted average shares that would be outstanding if the property was acquired on January 1, 2011, based on offering proceeds received as of August 14, 2012.

l.              Previously presented on the Company’s annual report on Form 10-K for the year ended December 31, 2011.

m.           Reflects the pro forma results of operations as if all significant previously owned properties purchased after January 1, 2011 were actually purchased on January 1, 2011.

n.             Reflects the adjustments resulting from the differences between previous acquisitions actual results of operations and previous acquisitions pro forma results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phillips Edison – ARC Shopping Center REIT Inc.

Dated: November 7, 2012	By:	/s/ Richard J. Smith
Richard J. Smith
Chief Financial Officer